EXHIBIT 99.1

Chemung Financial Corporation Reports Fourth Quarter 2019 Net Income of $4.2 Million, or $0.87 per Share

ELMIRA, N.Y., Jan. 22, 2020 (GLOBE NEWSWIRE) -- Chemung Financial Corporation (the “Corporation”) (Nasdaq: CHMG), the parent company of Chemung Canal Trust Company (the “Bank”), today reported net income of $4.2 million, or $0.87 per share, for the fourth quarter of 2019, compared to $5.7 million, or $1.18 per share, for the fourth quarter of 2018.

Anders M. Tomson, Chemung Financial Corporation CEO, stated:

“2019 was a year of mixed results for the corporation, largely dominated by the deterioration of two large commercial credits, both of which required a significant reserve allowance earlier in the calendar year.  These previously reported, isolated incidents overshadowed our continuing focus on balance sheet quality, expense reduction through operating efficiencies and the increase of fee income generated by the portfolio expansion of our Wealth Management Group,” said Anders M. Tomson, President & CEO.  “We are optimistic that our community banking model will yield positive results in the coming year, and when coupled with strategic technology opportunities, continued enhancements to our delivery channels and an even greater emphasis on client attraction and retention, we expect to continue to deliver strong results to our constituent stakeholders,” Tomson added.

2019 Highlights1:

  Total shareholders’ equity increased $17.6 million, or 10.7%

  Tangible book value per share increased from $29.22 to $32.74, or 12.05%

  Average interest earning assets increased $35.9 million to $1.675 billion

  Net charge-offs to average loans decreased from .41% to .11%

  Total equity to total assets at the end of the period increased from 9.40% to 10.22%

1 Balance sheet comparisons are calculated for December 31, 2019 versus December 31, 2018.

2019 vs  2018

Net Interest Income:

Net interest income for the year ended December 31, 2019 totaled $60.6 million compared with $60.5 million for the prior year, an increase of $0.1 million, or 0.2%, due primarily to a $2.4 million increase in total interest and dividend income, offset by a $2.2 million increase in total interest expense.  The increase in total interest and dividend income was due primarily to increases in interest income on interest-earning deposits of $1.5 million, interest and fees of $0.4 million from loans, and interest income from taxable securities of $0.5 million, compared to the prior year.  The increase in total interest expense was due primarily to an increase in interest expense of $2.9 million on deposits, offset by decreases in interest expense on securities sold under agreements to repurchase of $0.1 million, and interest expense on borrowed funds of $0.5 million, compared to the prior year.  Fully taxable equivalent net interest margin was 3.64% in 2019, compared with 3.72% for the prior year.  Average interest-earning assets increased $35.9 million in 2019 compared to the prior year.  The average yield on interest-earning assets increased six basis points, while the average cost of interest-bearing liabilities increased twenty basis points, as compared to the prior year.  The increase in interest and dividend income in 2019 was due primarily to a $67.2 million increase in the average balance of interest-earning deposits, and a $9.2 million increase in the average balance of commercial loans, compared to the prior year.  The increase in interest expense in 2019 was due primarily to an increase in interest rates on interest-bearing deposit accounts, including promotional interest rates on time deposits.

Non-Interest Income:

Non-interest income for the year ended December 31, 2019 was $20.1 million compared with $23.1 million for the prior year, a decrease of $3.0 million, or 13.0%.  The decrease was due primarily to decreases of $1.9 million in the fair value of equity investments, $0.8 million in other non-interest income, $0.2 million in net gains (losses) on sales of other real estate owned, and $0.3 million in service charges on deposit accounts, offset by an increase of $0.2 million in Wealth Management Group (“WMG”) fee income.  The decrease in the fair value of equity investments was due primarily to the $2.1 million increase in the fair value of Visa Class B shares in the prior year, and a $0.1 million loss related to an investment in a limited partnership in the current year.  Subsequent to the change in fair value, the Visa Class B shares were sold during the third quarter of 2018.  The decrease in other non-interest income was due to a $0.4 million state sales tax refund in the prior year, a reduction of $0.1 million in rental income from other property owned in the prior year, and a decrease of $0.1 million in interest rate swap income primarily due to changes in market value in the current year.  The increase in WMG fee income can be mostly attributed to an increase in the market value of assets under management and additional fee income from terminating trusts.

Non-Interest Expense:

Non-interest expense for the year ended December 31, 2019 was $55.7 million compared with $56.8 million for the prior year, a decrease of $1.1 million, or 1.9%.  The decrease was due primarily to decreases of $1.0 million in legal accruals and settlements, $0.6 million in net occupancy expenses, $0.6 million in FDIC insurance expense, $0.2 million in marketing and advertising expenses, $0.3 million in professional services, $0.3 million in other real estate owned expenses, and $0.1 in furniture and equipment expenses.  These items were partially offset by increases of $1.1 million in salaries and wages, $0.4 million in pension and other employee benefits, $0.4 million in data processing expenses, and $0.1 million in other non-interest expenses.  The decrease in legal accruals and settlements was due to the resolution of a legal matter in 2018.  The decrease in net occupancy and furniture and equipment expenses was mostly attributable to runoff in depreciation expense related to mechanical equipment, the closing of two branches in 2019, and the reduction in non-capitalizable fixed asset purchases as compared to the prior year due to the opening of two new branches in 2018.  The decrease in FDIC insurance expense was primarily due to the receipt of a $0.4 million credit related to the Deposit Insurance Fund’s (DIF) minimum reserve ratio assessment.  The decrease in marketing and advertising expenses was due to opening two denovo branches during 2018.  The decrease in professional services was due to consulting fees incurred in the prior year associated with a sales tax refund in the prior year.  The decrease in other real estate owned expenses can be attributed to fewer OREO properties acquired during 2019 as compared to 2018.  The increase in salaries and wages can be attributed to annual merit increases and a lower vacancy rate in 2019.  The increase in pension and other employee benefits can be attributed to full vesting of stock awards related to an executive retirement.  The increase in other non-interest expense can be attributed to the impairment of a fixed asset.

Income Tax Expense:

Income tax expense for 2019 was $3.4 million compared with $4.0 million for the prior year, a decrease of $0.6 million, or 14.3%.  The effective tax rate for 2019 increased to 18.0% compared with 17.0% for the prior year.  The decrease in income tax expense was primarily due to a decrease in pretax income.

4th Quarter 2019 vs 4th Quarter 2018

Net Interest Income:

Net interest income decreased $0.3 million, or 1.8%, to $15.2 million for the current quarter compared to the same period in the prior year, due primarily to a decrease of $0.1 million in interest and dividend income, and a $0.2 million increase in total interest expense.  Interest and fees from loans decreased $0.4 million, interest from taxable securities increased $0.4 million, and interest from interest-earning deposits decreased $0.1 million in the fourth quarter of 2019 as compared to the same period in the prior year.  Interest expense on deposits increased $0.2 million in the fourth quarter of 2019 when compared to the same period in the prior year.  Fully taxable equivalent net interest margin was 3.56% in the fourth quarter of 2019, compared with 3.68% for the same period in the prior year.  Average interest-earning assets increased $25.5 million, compared to the same period in the prior year.  The average yield on interest-earning assets decreased 9 basis points, while the average cost of interest-bearing liabilities increased 6 basis points in the fourth quarter of 2019, compared to the same period in the prior year.

The decrease in interest and dividend income for the current quarter can be mostly attributed to decreases in interest income on consumer loans, commercial loans, and interest-earning deposits, offset by an increase in interest and dividend income on taxable securities. The decrease on consumer loans was primarily due to a decrease of $25.4 million in the average balance.  The decrease on commercial loans was primarily due to an 18 basis points decrease in the average yield on commercial loans, offset by a $21.5 million increase in the average balance of commercial loans.  The decrease in interest income on interest-earning deposits was primarily due to a 49 basis points decrease in the average yield of interest-earning deposits.  The increase in interest and dividend income on taxable securities was due to a 42 basis points increase on the average yield and a $26.9 million increase in the average balance of taxable securities.  The increase in interest expense for the current quarter can be mostly attributed to a 47 basis points increase in the average cost of time deposits, and a $15.8 million increase on the average balance of time deposits.

Non-Interest Income:

Non-interest income for the current quarter was $5.1 million compared with $4.9 million for the same period in the prior year, an increase of $0.2 million, or 4.4%.  The increase can be mostly attributed to increases of $0.2 million in Wealth Management Group (“WMG”) fee income, and $0.1 million in the change in fair value of equity investments.  The increase in WMG fee income can be mostly attributed to an increase in fees from estates and agency accounts, and an increase in the market value of assets under management.

Non-Interest Expense:

Non-interest expense for the current quarter was $14.9 million compared with $14.2 million for the same period in the prior year, an increase of $0.6 million, or 4.5%.  The increase can be mostly attributed to increases of $0.7 million in salaries and wages, $0.3 million in pension and other employee benefits, $0.3 million in data processing expenses, and $0.4 million in other non-interest expense, offset by decreases of $0.1 million in net occupancy expense, $0.2 million in FDIC insurance expense, $0.1 in marketing and advertising expenses, and a $0.6 million decrease in other components of net periodic pension and post-retirement benefits.  The increase in salaries and wages can be mostly attributed to annual merit increases and a lower vacancy rate. The increase in pension and other employee benefits was due to full vesting of stock awards related to an executive retirement. The increase in other non-interest expense can be partially attributed to the impairment of a fixed asset.  The increase in data processing expenses was primarily attributed to timing of various projects.  The decrease in marketing and advertising expenses was due to the timing of various projects. The decrease in net occupancy expense was due primarily to the closure of two branches in 2019.  The decrease in FDIC insurance expense was primarily due to the receipt of a $0.2 million credit related to the Deposit Insurance Fund’s (DIF) minimum reserve ratio assessment.  The decrease in other components of net periodic pension cost (benefits) was primarily due to a lump sum settlement in the fourth quarter of 2018 to terminated, vested employees.

Income Tax Expense:

Income tax expense for the current quarter was $1.0 million compared with $0.7 million for the same period in the prior year.  The increase in income tax expense was due primarily to a tax benefit of $0.4 million recorded in December 2018 due to the enactment of the Tax Cuts and Jobs Act of 2017.  The effective income tax rate increased from 10.3% for the fourth quarter of 2018 to 19.1% for the fourth quarter of 2019.

4th Quarter 2019 vs 3rd Quarter 2019

Net Interest Income:

Net interest income for the current quarter totaled $15.2 million compared with $15.1 million for the prior quarter, an increase of $0.1 million, or 0.4%. Interest and fees from loans decreased $0.1 million and interest and dividend income from investment securities increased $0.1 million.  Interest expense on deposits decreased $0.1 million due primarily to a six basis points decrease in the average cost on savings and money market accounts.

Fully taxable equivalent net interest margin was 3.56% in the fourth quarter of 2019, a decrease of seven basis points compared with 3.63% for the prior quarter.  Average interest-earning assets increased $40.0 million in the fourth quarter of 2019, while the average yield on interest-earning assets decreased eleven basis points compared to the prior quarter.   The average cost of interest-bearing liabilities decreased five basis points in the fourth quarter of 2019, compared to the prior quarter.

Non-Interest Income:

Non-interest income for the current quarter was $5.1 million compared with $5.0 million for the prior quarter, an increase of $0.1 million, or 3.0%.  The increase in non-interest income can be attributed to a $0.1 million increase in interest rate swap fee income primarily due to changes in market value.

Non-Interest Expense:

Non-interest expense for the current quarter was $14.9 million compared with $13.5 million for the prior quarter, an increase of $1.4 million, or 9.8%.  The increase can be mostly attributed to increases of $0.3 million in professional services, $0.2 in salaries and wage expense, $0.5 million in other non-interest expense, $0.2 million in data processing expenses, $0.1 million in net occupancy expenses, and $0.1 million in FDIC insurance expense.  The increases in professional services and data processing expenses were related to the timing of various projects.  The increase in salaries and wage expenses was primarily due to merit increases and a lower vacancy rate. The increase in other non-interest expense was primarily due to increases in charitable contributions, bank service fees and the impairment of a fixed asset.  The increase in FDIC insurance expense was primarily due to the receipt of a credit related to the Deposit Insurance Fund’s (DIF) minimum reserve ratio assessment which fully offset the expense in the third quarter of 2019, and partially offset the expense in the fourth quarter of 2019.

Income Tax Expense:

Income tax expense for the current quarter was $1.0 million compared with $0.2 million for the prior quarter, an increase of $0.8 million.  The increase in income tax expense can be attributed to a $3.1 million increase in income before income tax expense for the fourth quarter of 2019, when compared to the prior quarter.  The effective income tax rate increased from 8.3% for the third quarter of 2019 to 19.1% for the fourth quarter of 2019.

Asset Quality

Non-performing loans totaled $18.0 million at December 31, 2019, or 1.38% of total loans, compared with $12.3 million at December 31, 2018, or 0.93% of total loans.  Non-performing assets, which are comprised of non-performing loans and other real estate owned, were $18.5 million, or 1.04% of total assets, at December 31, 2019, compared with $12.8 million, or 0.73% of total assets, at December 31, 2018. The increase in non-performing loans can be mostly attributed to one commercial mortgage relationship and one participating interest in a commercial credit, offset by decreases in the non-performing residential mortgage, consumer loan, and the remaining commercial loan portfolios.

Management performs an ongoing assessment of the adequacy of the allowance for loan losses based upon a number of factors including an analysis of historical loss factors, collateral evaluations, recent charge-off experience, credit quality of the loan portfolio, current economic conditions and loan growth.  Based on this analysis, the provision for loan losses for the fourth quarter of 2019 was $0.3 million, an increase of $0.5 million compared with the same period in the prior year.  The increase in the provision for loan losses can be mostly attributed to a $0.2 million credit adjustment in the fourth quarter of 2018.  Net charge-offs for the fourth quarter of 2019 were $0.7 million, compared with $0.5 million for the fourth quarter of 2018.

The allowance for loan losses was $23.5 million at December 31, 2019 compared with $18.9 million at December 31, 2018.  The allowance for loan losses was 130.38% of non-performing loans at December 31, 2019 compared with 154.59% at December 31, 2018.  The ratio of the allowance for loan losses to total loans was 1.79% at December 31, 2019 compared with 1.44% at December 31, 2018.  The increase in the allowance for loan losses can be mostly attributed to the aforementioned non-performing commercial mortgage relationship and participating interest in a commercial credit.

Balance Sheet Activity

Total assets were $1.788 billion at December 31, 2019 compared with $1.755 billion at December 31, 2018, an increase of $32.5 million, or 1.9%.  The increase can be mostly attributed to increases of $41.8 million in securities available for sale, and $8.0 million in operating lease right-to-use assets related to the adoption of ASU No. 2016-02 Leases (“Topic 842”) as of January 1, 2019, offset by decreases of $7.2 million in total loans, net, $8.1 million in cash and cash equivalents, and $2.6 million in premises and equipment, net.

The decrease in cash and cash equivalents was due to changes in securities, loans, deposits, and borrowings, offset by year to date net income.  The decrease in total loans, net, can be mostly attributed to decreases of $14.4 million in indirect consumer loans, $12.9 million in commercial mortgages, and $9.0 million in other consumer loans, offset by increases of $28.0 million in commercial and agriculture loans and $5.6 million in residential mortgages.  The increase in securities available for sale can be mostly attributed to purchases in the amount of $118.1 million, offset by $33.7 million in sales of mortgage-backed and municipal securities, and $42.6 million of maturities and paydowns.

Total liabilities were $1.605 billion at December 31, 2019 compared with $1.590 billion at December 31, 2018, an increase of $14.9 million or 0.9%.  The increase in total liabilities can be mostly attributed to increases of $2.9 million in total deposits, $8.1 million in operating lease liabilities related to the January 1, 2019 adoption of Topic 842, and $4.1 million in accrued interest payable and other liabilities.  The increase in deposits from $1.569 billion at December 31, 2018 to $1.572 billion at December 31, 2019 can be mostly attributed to an increase of $20.5 million in interest-bearing demand deposits and $11.0 million of time deposits, offset by decreases of $7.7 million in money market accounts and $16.2 million in non-interest bearing demand deposits.  The decrease in non-interest-bearing demand deposits was mostly attributed to a decrease in personal customer deposits.  The decrease in money market accounts can mostly be attributed to a decrease in ICS deposits, offset by an increase in personal customer deposits.

Total shareholders’ equity was $182.6 million at December 31, 2019 compared with $165.0 million at December 31, 2018, an increase of $17.6 million, or 10.7%.  The increase in retained earnings of $10.6 million can be mostly attributed to earnings of $15.6 million, offset by $5.0 million in dividends paid.  The decrease in accumulated other comprehensive loss of $5.6 million can be mostly attributed to the increase in the fair market value of the securities portfolio.  Also, treasury stock decreased $0.9 million, due to the issuance of shares to the Corporation’s employee benefit stock plans and directors’ stock plans.

The total equity to total assets ratio was 10.22% at December 31, 2019 compared with 9.40% at December 31, 2018.  The tangible equity to tangible assets ratio was 9.07% at December 31, 2019 compared with 8.19% at December 31, 2018.  Book value per share increased to $37.35 at December 31, 2019 from $33.99 at December 31, 2018.  As of December 31, 2019, the Bank’s capital ratios were in excess of those required to be considered well-capitalized under the regulatory framework for prompt corrective action.

Other Items

The market value of total assets under management or administration in our Wealth Management Group was $1.915 billion at December 31, 2019, including $289.7 million of assets under management or administration for the Corporation, compared to $1.768 billion at December 31, 2018, including $283.0 million of assets under management or administration for the Corporation, an increase of $147.1 million, or 8.3%.  The increase in total assets under management or administration can be mostly attributed to increases in the market value of total assets.

About Chemung Financial Corporation

Chemung Financial Corporation is a $1.8 billion financial services holding company headquartered in Elmira, New York and operates 33 retail offices through its principal subsidiary, Chemung Canal Trust Company, a full service community bank with trust powers.  Established in 1833, Chemung Canal Trust Company is the oldest locally-owned and managed community bank in New York State.  Chemung Financial Corporation is also the parent of CFS Group, Inc., a financial services subsidiary offering non-traditional services including mutual funds, annuities, brokerage services, tax preparation services and insurance, and Chemung Risk Management, Inc., a captive insurance company based in the State of Nevada.

This press release may be found at: www.chemungcanal.com under Investor Relations.

Forward-Looking Statements:

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act, and the Private Securities Litigation Reform Act of 1995.  The Corporation intends its forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in this press release.  All statements regarding the Corporation's expected financial position and operating results, the Corporation's business strategy, the Corporation's financial plans, forecasted demographic and economic trends relating to the Corporation's industry and similar matters are forward-looking statements.  These statements can sometimes be identified by the Corporation's use of forward-looking words such as "may," "will," "anticipate," "estimate," "expect," or "intend."  The Corporation cannot promise that its expectations in such forward-looking statements will turn out to be correct.  The Corporation's actual results could be materially different from expectations because of various factors, including changes in economic conditions or interest rates, credit risk, difficulties in managing the Corporation’s growth, competition, changes in law or the regulatory environment, including the Dodd-Frank Act, and changes in general business and economic trends.  Information concerning these and other factors can be found in the Corporation’s periodic filings with the Securities and Exchange Commission (“SEC”), including the 2018 Annual Report on Form 10-K.  These filings are available publicly on the SEC's website at http://www.sec.gov, on the Corporation's website at http://www.chemungcanal.com or upon request from the Corporate Secretary at (607) 737-3746.  Except as otherwise required by law, the Corporation undertakes no obligation to publicly update or revise its forward-looking statements, whether as a result of new information, future events, or otherwise.

Chemung Financial Corporation
Consolidated Balance Sheets (Unaudited)
	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,
(in thousands)	2019	2019	2019	2019	2018
ASSETS
Cash and due from financial institutions	$25,203	$36,497	$32,622	$28,153	$33,040
Interest-earning deposits in other financial institutions	96,701	109,801	83,838	97,657	96,932
Total cash and cash equivalents	121,904	146,298	116,460	125,810	129,972

Equity investments	2,174	2,065	2,079	2,032	1,909

Securities available for sale	284,090	267,529	269,286	266,721	242,258
Securities held to maturity	3,115	3,420	4,090	3,861	4,875
FHLB and FRB stocks, at cost	3,099	3,091	3,091	3,143	3,138
Total investment securities	290,304	274,040	276,467	273,725	250,271

Commercial	879,085	878,703	855,298	862,597	864,024
Mortgage	188,338	184,013	183,835	181,428	182,724
Consumer	241,796	243,922	249,238	255,012	265,158
Loans, net of deferred loan fees	1,309,219	1,306,638	1,288,371	1,299,037	1,311,906
Allowance for loan losses	(23,478)	(23,923)	(19,656)	(19,745)	(18,944)
Loans, net	1,285,741	1,282,715	1,268,715	1,279,292	1,292,962

Loans held for sale	1,185	1,313	624	658	502
Premises and equipment, net	22,417	22,962	23,605	24,279	24,980
Operating lease right-of-use assets	8,001	8,051	8,220	8,391	-
Goodwill	21,824	21,824	21,824	21,824	21,824
Other intangible assets, net	742	886	1,037	1,188	1,351
Accrued interest receivable and other assets	33,535	33,489	33,966	32,373	31,572
Total assets	$1,787,827	$1,793,643	$1,752,997	$1,769,572	$1,755,343

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
Non-interest-bearing demand deposits	$468,238	$472,600	$451,985	$462,000	$484,433
Interest-bearing demand deposits	200,089	208,222	188,843	187,834	179,603
Money market accounts	530,241	510,194	505,084	540,476	537,948
Savings deposits	212,393	215,665	217,434	219,199	217,027
Time deposits	161,177	169,825	177,792	156,993	150,226
Total deposits	1,572,138	1,576,506	1,541,138	1,566,502	1,569,237

FHLB advances and other debt	4,085	4,140	4,195	4,250	4,304
Operating lease liabilities	8,084	8,125	8,250	8,399	-
Accrued interest payable and other liabilities	20,893	22,828	21,027	18,887	16,773
Total liabilities	1,605,200	1,611,599	1,574,610	1,598,038	1,590,314

Shareholders' equity
Common stock	53	53	53	53	53
Additional-paid-in capital	46,382	46,464	46,284	46,174	45,820
Retained earnings	153,701	150,759	150,063	146,340	143,129
Treasury stock, at cost	(11,710)	(11,956)	(12,062)	(12,191)	(12,562)
Accumulated other comprehensive loss	(5,799)	(3,276)	(5,951)	(8,842)	(11,411)
Total shareholders' equity	182,627	182,044	178,387	171,534	165,029
Total liabilities and shareholders' equity	$1,787,827	$1,793,643	$1,752,997	$1,769,572	$1,755,343

Period-end shares outstanding	4,889	4,874	4,868	4,863	4,855

Chemung Financial Corporation
Consolidated Statements of Income (Unaudited)
	Three Months Ended			Twelve Months Ended
(in thousands, except	December 31,		Percent	December 31,		Percent
per share data)	2019	2018	Change	2019	2018	Change
Interest and dividend income:
Loans, including fees	$14,522	$14,910	(2.6)	$58,245	$57,840	0.7
Taxable securities	1,440	1,051	37.0	5,265	4,804	9.6
Tax exempt securities	280	278	0.7	1,152	1,153	(0.1)
Interest-earning deposits	535	640	(16.4)	2,270	756	200.3
Total interest and dividend income	16,777	16,879	(0.6)	66,932	64,553	3.7

Interest expense:
Deposits	1,539	1,356	13.5	6,173	3,323	85.8
Securities sold under agreements to repurchase	-	-	N/M	-	137	(100.0)
Borrowed funds	37	39	(5.1)	148	613	(75.9)
Total interest expense	1,576	1,395	13.0	6,321	4,073	55.2

Net interest income	15,201	15,484	(1.8)	60,611	60,480	0.2
Provision for loan losses	261	(218)	(219.7)	5,945	3,153	88.6
Net interest income after provision for loan losses	14,940	15,702	(4.9)	54,666	57,327	(4.6)

Non-interest income:
Wealth management group fee income	2,388	2,222	7.5	9,503	9,317	2.0
Service charges on deposit accounts	1,130	1,188	(4.9)	4,460	4,727	(5.6)
Interchange revenue from debit card transactions	991	1,027	(3.5)	4,104	4,040	1.6
Net gains on securities transactions	-	-	N/M	19	-	N/M
Change in fair value of equity investments	(25)	(161)	(84.5)	81	2,004	(96.0)
Net gains on sales of loans held for sale	102	167	(38.9)	248	351	(29.3)
Net gains (losses) on sales of other real estate owned	(12)	(29)	(58.6)	(99)	90	(210.0)
Income from bank owned life insurance	15	16	(6.3)	63	66	(4.5)
Other	517	463	11.7	1,694	2,479	(31.7)
Total non-interest income	5,106	4,893	4.4	20,073	23,074	(13.0)

Non-interest expense:
Salaries and wages	6,045	5,353	12.9	23,420	22,322	4.9
Pension and other employee benefits	1,414	1,086	30.2	5,902	5,524	6.8
Other components of net periodic pension and postretirement benefits	(118)	454	(126.0)	(541)	(770)	(29.7)
Net occupancy	1,500	1,628	(7.9)	5,969	6,550	(8.9)
Furniture and equipment	657	609	7.9	2,497	2,550	(2.1)
Data processing	1,968	1,709	15.2	7,386	6,997	5.6
Professional services	667	642	3.9	1,885	2,169	(13.1)
Legal accruals and settlements	-	-	N/M	-	989	(100.0)
Amortization of intangible assets	144	176	(18.2)	609	734	(17.0)
Marketing and advertising	288	365	(21.1)	932	1,181	(21.1)
Other real estate owned expense	35	101	(65.3)	115	422	(72.7)
FDIC insurance	61	261	(76.6)	537	1,142	(53.0)
Loan expense	230	248	(7.3)	787	863	(8.8)
Other	1,960	1,573	24.6	6,198	6,093	1.7
Total non-interest expense	14,851	14,205	4.5	55,696	56,766	(1.9)

Income before income tax expense	5,195	6,390	(18.7)	19,043	23,635	(19.4)
Income tax expense	991	660	50.2	3,434	4,009	(14.3)
Net income	$4,204	$5,730	(26.6)	$15,609	$19,626	(20.5)

Basic and diluted earnings per share	$0.87	$1.18		$3.21	$4.06
Cash dividends declared per share	0.26	0.26		1.04	1.04
Average basic and diluted shares outstanding	4,879	4,843		4,869	4,832

N/M - Not meaningful

Chemung Financial Corporation
Consolidated Financial Highlights (Unaudited)
						As of or for the
	As of or for the Three Months Ended					Twelve Months Ended
(in thousands, except	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,	Dec. 31,	Dec. 31,
per share data)	2019	2019	2019	2019	2018	2019	2018
RESULTS OF OPERATIONS
Interest income	$16,777	$16,808	$16,682	$16,665	$16,879	$66,932	$64,553
Interest expense	1,576	1,666	1,581	1,498	1,395	6,321	4,073
Net interest income	15,201	15,142	15,101	15,167	15,484	60,611	60,480
Provision (credit) for loan losses	261	4,441	150	1,093	(218)	5,945	3,153
Net interest income after provision (credit) for loan losses	14,940	10,701	14,951	14,074	15,702	54,666	57,327
Non-interest income	5,106	4,956	5,086	4,925	4,893	20,073	23,074
Non-interest expense	14,851	13,525	13,823	13,497	14,205	55,696	56,766
Income before income tax expense	5,195	2,132	6,214	5,502	6,390	19,043	23,635
Income tax expense	991	176	1,233	1,034	660	3,434	4,009
Net income	$4,204	$1,956	$4,981	$4,468	$5,730	$15,609	$19,626

Basic and diluted earnings per share	$0.87	$0.40	$1.02	$0.92	$1.18	$3.21	$4.06
Average basic and diluted shares outstanding	4,879	4,871	4,866	4,860	4,843	4,869	4,832

PERFORMANCE RATIOS
Return on average assets	0.93%	0.44%	1.15%	1.03%	1.29%	0.88%	1.14%
Return on average equity	9.14%	4.29%	11.51%	10.83%	14.29%	8.86%	12.76%
Return on average tangible equity (a)	10.43%	4.91%	13.27%	12.56%	16.74%	10.18%	15.07%
Efficiency ratio (unadjusted) (f)	73.13%	67.30%	68.47%	67.18%	69.71%	69.03%	67.94%
Efficiency ratio (adjusted) (a) (b)	72.08%	66.21%	67.44%	66.04%	68.49%	67.95%	67.22%
Non-interest expense to average assets	3.28%	3.05%	3.18%	3.12%	3.21%	3.16%	3.31%
Loans to deposits	83.28%	82.88%	83.60%	82.93%	83.60%	83.28%	83.60%

YIELDS / RATES - Fully Taxable Equivalent
Yield on loans	4.43%	4.50%	4.54%	4.54%	4.54%	4.50%	4.39%
Yield on investments	2.29%	2.36%	2.41%	2.42%	2.16%	2.37%	2.19%
Yield on interest-earning assets	3.92%	4.03%	4.07%	4.07%	4.01%	4.02%	3.96%
Cost of interest-bearing deposits	0.55%	0.60%	0.57%	0.54%	0.48%	0.56%	0.31%
Cost of borrowings	3.58%	3.53%	3.52%	3.52%	3.58%	3.53%	2.37%
Cost of interest-bearing liabilities	0.56%	0.61%	0.58%	0.55%	0.50%	0.57%	0.37%
Interest rate spread	3.36%	3.42%	3.49%	3.52%	3.51%	3.45%	3.59%
Net interest margin, fully taxable equivalent	3.56%	3.63%	3.69%	3.71%	3.68%	3.64%	3.72%

CAPITAL
Total equity to total assets at end of period	10.22%	10.15%	10.18%	9.69%	9.40%	10.22%	9.40%
Tangible equity to tangible assets at end of period (a)	9.07%	9.00%	8.99%	8.50%	8.19%	9.07%	8.19%

Book value per share	$37.35	$37.35	$36.64	$35.27	$33.99	$37.35	$33.99
Tangible book value per share (a)	32.74	32.69	31.95	30.54	29.22	32.74	29.22
Period-end market value per share	42.50	42.00	48.34	46.93	41.31	42.50	41.31
Dividends declared per share	0.26	0.26	0.26	0.26	0.26	1.04	1.04

AVERAGE BALANCES
Loans and loans held for sale (c)	$1,303,349	$1,295,167	$1,290,923	$1,296,200	$1,306,556	$1,296,426	$1,320,059
Interest earning assets	1,705,766	1,665,793	1,654,156	1,671,063	1,680,269	1,674,668	1,638,803
Total assets	1,798,385	1,760,385	1,744,599	1,753,788	1,756,765	1,764,401	1,716,992
Deposits	1,581,645	1,545,858	1,539,739	1,565,371	1,576,629	1,558,164	1,515,658
Total equity	182,522	180,896	173,534	167,385	159,032	176,138	153,793
Tangible equity (a)	159,889	158,111	150,598	144,293	135,766	153,278	130,256

ASSET QUALITY
Net charge-offs	$698	$174	$239	$292	$472	$1,403	$5,369
Non-performing loans (d)	18,008	23,468	19,505	15,099	12,254	18,008	12,254
Non-performing assets (e)	18,525	23,679	19,719	15,304	12,828	18,525	12,828
Allowance for loan losses	23,478	23,923	19,656	19,745	18,944	23,478	18,944

Annualized net charge-offs to average loans	0.21%	0.05%	0.07%	0.09%	0.14%	0.11%	0.41%
Non-performing loans to total loans	1.38%	1.80%	1.51%	1.16%	0.93%	1.38%	0.93%
Non-performing assets to total assets	1.04%	1.32%	1.12%	0.86%	0.73%	1.04%	0.73%
Allowance for loan losses to total loans	1.79%	1.83%	1.53%	1.52%	1.44%	1.79%	1.44%
Allowance for loan losses to non-performing loans	130.38%	101.94%	100.77%	130.77%	154.59%	130.38%	154.59%

(a) See the GAAP to Non-GAAP reconciliations.
(b) Efficiency ratio (adjusted) is non-interest expense less amortization of intangible assets less legal reserve divided by the total of fully taxable equivalent net interest income plus non-interest income less net gains or losses on securities transactions.
(c) Loans and loans held for sale do not reflect the allowance for loan losses.
(d) Non-performing loans include non-accrual loans only.
(e) Non-performing assets include non-performing loans plus other real estate owned.
(f) Efficiency ratio (unadjusted) is non-interest expense divided by the total of net interest income plus non-interest income.

Chemung Financial Corporation
Average Consolidated Balance Sheets & Net Interest Income Analysis and Rate/Volume Analysis of Net Interest Income (Unaudited)

	Three Months Ended December 31, 2019			Three Months Ended December 31, 2018			Three Months Ended December 31, 2019 vs. 2018
(in thousands)	Average Balance	Interest	Yield / Rate	Average Balance	Interest	Yield / Rate	Total Change	Due to Volume	Due to Rate
Interest earning assets:
Commercial loans	$872,992	$10,066	4.57%	$851,484	$10,203	4.75%	$(137)	$251	$(388)
Mortgage loans	186,780	1,775	3.77%	186,116	1,762	3.76%	13	22	(9)
Consumer loans	243,577	2,708	4.41%	268,956	2,982	4.40%	(274)	(254)	(20)
Taxable securities	242,828	1,446	2.36%	215,883	1,057	1.94%	389	142	247
Tax-exempt securities	44,240	345	3.09%	48,860	340	2.76%	5	(34)	39
Interest-earning deposits	115,349	535	1.84%	108,970	640	2.33%	(105)	36	(141)
Total interest earning assets	1,705,766	16,875	3.92%	1,680,269	16,984	4.01%	(109)	163	(272)

Non- interest earnings assets:
Cash and due from banks	26,322			26,424
Other assets	90,454			69,878
Allowance for loan losses	(24,157)			(19,806)
Total assets	$1,798,385			$1,756,765

Interest-bearing liabilities:
Interest-bearing checking	$207,878	$214	0.41%	$194,639	$224	0.46%	(10)	15	(25)
Savings and money market	741,044	694	0.37%	768,656	738	0.38%	(44)	(25)	(19)
Time deposits	163,170	631	1.53%	147,327	394	1.06%	237	46	191
FHLB advances, other debt and repurchase agreements	4,104	37	3.58%	4,327	39	3.58%	(2)	(2)	-
Total int.-bearing liabilities	1,116,196	1,576	0.56%	1,114,949	1,395	0.50%	181	34	147

Non-interest-bearing liabilities:
Demand deposits	469,553			466,007
Other liabilities	30,114			16,777
Total liabilities	1,615,863			1,597,733
Shareholders' equity	182,522			159,032
Total liabilities and shareholders' equity	$1,798,385			$1,756,765

Fully taxable equivalent net interest income		15,299			15,589		$(290)	$129	$(419)
Net interest rate spread (1)			3.36%			3.51%
Net interest margin, fully taxable equivalent (2)			3.56%			3.68%
Taxable equivalent adjustment		(98)			(105)
Net interest income		$15,201			$15,484

(1) Net interest rate spread is the difference in the average yield on interest-earning assets less the average rate on interest-bearing liabilities.
(2) Net interest margin is the ratio of fully taxable equivalent net interest income divided by average interest-earning assets.

Chemung Financial Corporation
Average Consolidated Balance Sheets & Net Interest Income Analysis and Rate/Volume Analysis of Net Interest Income (Unaudited)

	Twelve Months Ended December 31, 2019			Twelve Months Ended December 31, 2018			Twelve Months Ended December 31, 2019 vs. 2018
(in thousands)	Average Balance	Interest	Yield / Rate	Average Balance	Interest	Yield / Rate	Total Change	Due to Volume	Due to Rate
Interest earning assets:
Commercial loans	$862,479	$40,250	4.67%	$853,240	$39,166	4.59%	$1,084	$415	$669
Mortgage loans	183,696	6,998	3.81%	191,668	7,197	3.75%	(199)	(310)	111
Consumer loans	250,251	11,133	4.45%	275,151	11,625	4.22%	(492)	(1,097)	605
Taxable securities	230,263	5,276	2.29%	234,407	4,815	2.05%	461	(87)	548
Tax-exempt securities	47,464	1,408	2.97%	51,036	1,414	2.77%	(6)	(103)	97
Interest-earning deposits	100,515	2,270	2.26%	33,301	756	2.27%	1,514	1,517	(3)
Total interest earning assets	1,674,668	67,335	4.02%	1,638,803	64,973	3.96%	2,362	335	2,027

Non-interest earnings assets:
Cash and due from banks	25,976			27,122
Other assets	84,643			71,601
Allowance for loan losses	(20,886)			(20,534)
Total assets	$1,764,401			$1,716,992

Interest-bearing liabilities:
Interest-bearing checking	$191,759	$767	0.40%	$156,432	$365	0.23%	$402	$94	$308
Savings and money market	739,417	3,073	0.42%	764,420	2,044	0.27%	1,029	(71)	1,100
Time deposits	164,604	2,333	1.42%	134,837	914	0.68%	1,419	239	1,180
FHLB advances, other debt and repurchase agreements	4,187	148	3.53%	31,590	750	2.37%	(602)	(853)	251
Total int.-bearing liabilities	1,099,967	6,321	0.57%	1,087,279	4,073	0.37%	2,248	(591)	2,839

Non-interest-bearing liabilities:
Demand deposits	462,384			459,969
Other liabilities	25,912			15,951
Total liabilities	1,588,263			1,563,199
Shareholders' equity	176,138			153,793
Total liabilities and shareholders' equity	$1,764,401			$1,716,992

Fully taxable equivalent net interest income		61,014			60,900		$114	$926	$(812)
Net interest rate spread (1)			3.45%			3.59%
Net interest margin, fully taxable equivalent (2)			3.64%			3.72%
Taxable equivalent adjustment		(403)			(420)
Net interest income		$60,611			$60,480

(1) Net interest rate spread is the difference in the average yield on interest-earning assets less the average rate on interest-bearing liabilities.
(2) Net interest margin is the ratio of fully taxable equivalent net interest income divided by average interest-earning assets.

Chemung Financial Corporation

GAAP to Non-GAAP Reconciliations (Unaudited)

The Corporation prepares its Consolidated Financial Statements in accordance with GAAP.  See the Corporation’s unaudited consolidated balance sheets and statements of income contained within this press release. That presentation provides the reader with an understanding of the Corporation’s results that can be tracked consistently from period-to-period and enables a comparison of the Corporation’s performance with other companies’ GAAP financial statements.

In addition to analyzing the Corporation’s results on a reported basis, management uses certain non-GAAP financial measures, because it believes these non-GAAP financial measures provide information to investors about the underlying operational performance and trends of the Corporation and, therefore, facilitate a comparison of the Corporation with the performance of its competitors. Non-GAAP financial measures used by the Corporation may not be comparable to similarly named non-GAAP financial measures used by other companies.

The SEC has adopted Regulation G, which applies to all public disclosures, including earnings releases, made by registered companies that contain “non-GAAP financial measures.”  Under Regulation G, companies making public disclosures containing non-GAAP financial measures must also disclose, along with each non-GAAP financial measure, certain additional information, including a reconciliation of the non-GAAP financial measure to the closest comparable GAAP financial measure and a statement of the Corporation’s reasons for utilizing the non-GAAP financial measure as part of its financial disclosures.  The SEC has exempted from the definition of “non-GAAP financial measures” certain commonly used financial measures that are not based on GAAP.  When these exempted measures are included in public disclosures, supplemental information is not required.  The following measures used in this Report, which are commonly utilized by financial institutions, have not been specifically exempted by the SEC and may constitute "non-GAAP financial measures" within the meaning of the SEC's rules, although we are unable to state with certainty that the SEC would so regard them.

Fully Taxable Equivalent Net Interest Income and Net Interest Margin

Net interest income is commonly presented on a tax-equivalent basis.  That is, to the extent that some component of the institution's net interest income, which is presented on a before-tax basis, is exempt from taxation (e.g., is received by the institution as a result of its holdings of state or municipal obligations), an amount equal to the tax benefit derived from that component is added to the actual before-tax net interest income total.  This adjustment is considered helpful in comparing one financial institution's net interest income to that of other institutions or in analyzing any institution’s net interest income trend line over time, to correct any analytical distortion that might otherwise arise from the fact that financial institutions vary widely in the proportions of their portfolios that are invested in tax-exempt securities, and that even a single institution may significantly alter over time the proportion of its own portfolio that is invested in tax-exempt obligations.  Moreover, net interest income is itself a component of a second financial measure commonly used by financial institutions, net interest margin, which is the ratio of net interest income to average interest-earning assets.  For purposes of this measure as well, fully taxable equivalent net interest income is generally used by financial institutions, as opposed to actual net interest income, again to provide a better basis of comparison from institution to institution and to better demonstrate a single institution’s performance over time.  The Corporation follows these practices.

	As of or for the Three Months Ended					Twelve Months Ended
(in thousands,	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,	Dec. 31,	Dec. 31,
except per share data)	2019	2019	2019	2019	2018	2019	2018
NET INTEREST MARGIN - FULLY TAXABLE EQUIVALENT
Net interest income (GAAP)	$15,201	$15,142	$15,101	$15,167	$15,484	$60,611	$60,480
Fully taxable equivalent adjustment	98	101	104	100	105	403	420
Fully taxable equivalent net interest income (non-GAAP)	$15,299	$15,243	$15,205	$15,267	$15,589	$61,014	$60,900

Average interest-earning assets (GAAP)	$1,705,766	$1,665,793	$1,654,156	$1,671,063	$1,680,269	$1,674,668	$1,638,803

Net interest margin - fully taxable equivalent (non-GAAP)	3.56%	3.63%	3.69%	3.71%	3.68%	3.64%	3.72%

Efficiency Ratio

The unadjusted efficiency ratio is calculated as non-interest expense divided by total revenue (net interest income and non-interest income).  The adjusted efficiency ratio is a non-GAAP financial measure which represents the Corporation’s ability to turn resources into revenue and is calculated as non-interest expense divided by total revenue (fully taxable equivalent net interest income and non-interest income), adjusted for one-time occurrences and amortization.  This measure is meaningful to the Corporation, as well as investors and analysts, in assessing the Corporation’s productivity measured by the amount of revenue generated for each dollar spent.

						As of or for the
	As of or for the Three Months Ended					Twelve Months Ended
(in thousands, except	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,	Dec. 31,	Dec. 31,
per share data)	2019	2019	2019	2019	2018	2019	2018
EFFICIENCY RATIO
Net interest income (GAAP)	$15,201	$15,142	$15,101	$15,167	$15,484	$60,611	$60,480
Fully taxable equivalent adjustment	98	101	104	100	105	403	420
Fully taxable equivalent net interest income (non-GAAP)	$15,299	$15,243	$15,205	$15,267	$15,589	$61,014	$60,900

Non-interest income (GAAP)	$5,106	$4,956	$5,086	$4,925	$4,893	$20,073	$23,074
Less: changes in fair value of equity investments	-	-	-	-	-	-	(2,093)
Less: net (gains) losses on security transactions	-	-	(19)	-	-	(19)	-
Adjusted non-interest income (non-GAAP)	$5,106	$4,956	$5,067	$4,925	$4,893	$20,054	$20,981

Non-interest expense (GAAP)	$14,851	$13,525	$13,823	$13,497	$14,205	$55,696	$56,766
Less: amortization of intangible assets	(144)	(151)	(151)	(163)	(176)	(609)	(734)
Less: legal reserve	-	-	-	-	-	-	(989)
Adjusted non-interest expense (non-GAAP)	$14,707	$13,374	$13,672	$13,334	$14,029	$55,087	$55,043

Efficiency ratio (unadjusted)	73.13%	67.30%	68.47%	67.18%	69.71%	69.03%	67.94%
Efficiency ratio (adjusted)	72.08%	66.21%	67.44%	66.04%	68.49%	67.95%	67.22%

Tangible Equity and Tangible Assets (Period-End)

Tangible equity, tangible assets, and tangible book value per share are each non-GAAP financial measures. Tangible equity represents the Corporation’s stockholders’ equity, less goodwill and intangible assets.  Tangible assets represents the Corporation’s total assets, less goodwill and other intangible assets.  Tangible book value per share represents the Corporation’s tangible equity divided by common shares at period-end.  These measures are meaningful to the Corporation, as well as investors and analysts, in assessing the Corporation’s use of equity.

						As of or for the
	As of or for the Three Months Ended					Twelve Months Ended
(in thousands, except per share	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,	Dec. 31,	Dec. 31,
and ratio data)	2019	2019	2019	2019	2018	2019	2018
TANGIBLE EQUITY AND TANGIBLE ASSETS
(PERIOD END)
Total shareholders' equity (GAAP)	$182,627	$182,044	$178,387	$171,534	$165,029	$182,627	$165,029
Less: intangible assets	(22,566)	(22,710)	(22,861)	(23,012)	(23,175)	(22,566)	(23,175)
Tangible equity (non-GAAP)	$160,061	$159,334	$155,526	$148,522	$141,854	$160,061	$141,854

Total assets (GAAP)	$1,787,827	$1,793,643	$1,752,997	$1,769,572	$1,755,343	$1,787,827	$1,755,343
Less: intangible assets	(22,566)	(22,710)	(22,861)	(23,012)	(23,175)	(22,566)	(23,175)
Tangible assets (non-GAAP)	$1,765,261	$1,770,933	$1,730,136	$1,746,560	$1,732,168	$1,765,261	$1,732,168

Total equity to total assets at end of period (GAAP)	10.22%	10.15%	10.18%	9.69%	9.40%	10.22%	9.40%
Book value per share (GAAP)	$37.35	$37.35	$36.64	$35.27	$33.99	$37.35	$33.99

Tangible equity to tangible assets at end of period (non-GAAP)	9.07%	9.00%	8.99%	8.50%	8.19%	9.07%	8.19%
Tangible book value per share (non-GAAP)	$32.74	$32.69	$31.95	$30.54	$29.22	$32.74	$29.22

Tangible Equity (Average)

Average tangible equity and return on average tangible equity are each non-GAAP financial measures. Average tangible equity represents the Corporation’s average stockholders’ equity, less average goodwill and intangible assets for the period.  Return on average tangible equity measures the Corporation’s earnings as a percentage of average tangible equity.  These measures are meaningful to the Corporation, as well as investors and analysts, in assessing the Corporation’s use of equity.

						As of or for the
	As of or for the Three Months Ended					Twelve Months Ended
(in thousands, except	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,	Dec. 31,	Dec. 31,
ratio data)	2019	2019	2019	2019	2018	2019	2018
TANGIBLE EQUITY (AVERAGE)
Total average shareholders' equity (GAAP)	$182,522	$180,896	$173,534	$167,385	$159,032	$176,138	$153,793
Less: average intangible assets	(22,633)	(22,785)	(22,936)	(23,092)	(23,266)	(22,860)	(23,537)
Average tangible equity (non-GAAP)	$159,889	$158,111	$150,598	$144,293	$135,766	$153,278	$130,256

Return on average equity (GAAP)	9.14%	4.29%	11.51%	10.83%	14.29%	8.86%	12.76%
Return on average tangible equity (non-GAAP)	10.43%	4.91%	13.27%	12.56%	16.74%	10.18%	15.07%

Adjustments for Certain Items of Income or Expense

In addition to disclosures of certain GAAP financial measures, including net income, EPS, ROA, and ROE, we may also provide comparative disclosures that adjust these GAAP financial measures for a particular period by removing from the calculation thereof the impact of certain transactions or other material items of income or expense occurring during the period, including certain nonrecurring items.  The Corporation believes that the resulting non-GAAP financial measures may improve an understanding of its results of operations by separating out any such transactions or items that may have had a disproportionate positive or negative impact on the Corporation’s financial results during the particular period in question. In the Corporation’s presentation of any such non-GAAP (adjusted) financial measures not specifically discussed in the preceding paragraphs, the Corporation supplies the supplemental financial information and explanations required under Regulation G.

						As of or for the
	As of or for the Three Months Ended					Twelve Months Ended
(in thousands, except per share	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,	Dec. 31,	Dec. 31,
and ratio data)	2019	2019	2019	2019	2018	2019	2018
NON-GAAP NET INCOME
Reported net income (GAAP)	$4,204	$1,956	$4,981	$4,468	$5,730	$15,609	$19,626
Net changes in fair value of investments (net of tax)	-	-	-	-	-	-	(1,559)
Net (gains) losses on security transactions (net of tax)	-	-	(14)	-	-	(14)	-
Legal reserve (net of tax)	-	-	-	-	-	-	737
Revaluation of net deferred tax asset	-	-	-		(445)	-	(445)
Net income (non-GAAP)	$4,204	$1,956	$4,967	$4,468	$5,285	$15,595	$18,359

Average basic and diluted shares outstanding	4,879	4,871	4,866	4,860	4,843	4,869	4,832

Reported basic and diluted earnings per share (GAAP)	$0.87	$0.40	$1.02	$0.92	$1.18	$3.21	$4.06
Reported return on average assets (GAAP)	0.93%	0.44%	1.15%	1.03%	1.29%	0.88%	1.14%
Reported return on average equity (GAAP)	9.14%	4.29%	11.51%	10.83%	14.29%	8.86%	12.76%

Basic and diluted earnings per share (non-GAAP)	$0.87	$0.40	$1.02	$0.92	$1.09	$3.20	$3.80
Return on average assets (non-GAAP)	0.93%	0.44%	1.14%	1.03%	1.19%	0.88%	1.07%
Return on average equity (non-GAAP)	9.14%	4.29%	11.48%	10.83%	13.18%	8.85%	11.94%

For further information contact:
Karl F. Krebs, EVP and CFO
kkrebs@chemungcanal.com
Phone:  607-737-3714